UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 19, 2019

STEWART INFORMATION SERVICES CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-02658	74-1677330
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1980 Post Oak Blvd. Houston, Texas	77056
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 713-625-8100

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1 par value	STC	New York Stock Exchange (NYSE)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On June 19, 2019, Stewart Information Services Corporation (the “Company”) held its 2019 Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, 21,157,873 shares of the Company’s common stock were present in person or by proxy. The stockholders voted on three proposals and cast their votes as described below.

Proposal No. 1

The Company’s stockholders elected eight of the Company’s directors, constituting the entire Board of Directors, as set forth below:

	For	Withheld	Broker Non-Votes
Election of Directors by Common Stockholders
Arnaud Ajdler	17,536,722	709,238	2,911,913
Thomas G. Apel	14,269,007	3,976,953	2,911,913
C. Allen Bradley	17,102,618	1,143,342	2,911,913
James Chadwick	17,104,303	1,141,657	2,911,913
Glenn C. Christenson	17,578,957	667,003	2,911,913
Robert L. Clarke	17,744,129	501,831	2,911,913
Frederick H. Eppinger	17,940,127	305,833	2,911,913
Matthew W. Morris	17,944,471	301,489	2,911,913

Proposal No. 2

The Company’s stockholders cast their votes in favor of the advisory resolution regarding the compensation of the Company’s named executive officers as set forth below:

For	Against	Abstentions	Broker Non-Votes
17,847,285	328,956	69,719	2,911,913

Proposal No. 3

The Company’s stockholders ratified the appointment of KPMG LLP as the Company’s independent auditors for 2019 as set forth below:

For	Against	Abstentions
20,761,197	310,576	86,100

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

STEWART INFORMATION SERVICES CORPORATION

	By:	/s/ David C. Hisey
David C. Hisey, Chief Financial Officer, Secretary, Treasurer

Date: June 20, 2019